Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Carrie Bloom/Jonathan Doorley Sard Verbinnen & Co 212/687-8080

LADENBURG THALMANN REPORTS FIRST QUARTER RESULTS

Revenues Increase 32%; Client Assets Exceed $20 Billion

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MIAMI, FL, May 17, 2010 — Ladenburg Thalmann Financial Services Inc. (NYSE Amex: LTS) today announced financial results for the quarter ended March 31, 2010.

First quarter 2010 revenues were $44.0 million, a 32% increase from revenues of $33.3 million in the first quarter of 2009. Net loss for the first quarter was $4.4 million, or ($0.03) per diluted share, an improvement from net loss of $6.2 million, or ($0.04) per diluted share, in the comparable 2009 period. EBITDA, as adjusted, for the three months ended March 31, 2010 was a loss of $204,000, compared to a loss of $2.0 million for the 2009 period. The first quarter 2010 results included $2.7 million of non-cash charges for depreciation, amortization and compensation expense and $1.1 million of professional services expense, while the first quarter 2009 results included $2.9 million of non-cash charges for depreciation, amortization and compensation expense and $2.1 million of professional services expense.

The following table presents a reconciliation of EBITDA, as adjusted, to net loss as reported.

	Three months ended
	March 31,
(in thousands)	2010	2009
	(unaudited)
Total revenues	$43,971	$33,290
Total expenses	48,135	39,290
Pre-tax loss	(4,164)	(6,000)
Net loss	(4,403)	(6,241)

EBITDA, as adjusted	$(204)	$(2,048)
Add:
Interest income	(31)	35
Less:
Interest expense	(956)	(1,128)
Income tax expense	(239)	(241)
Depreciation and amortization	(914)	(939)
Non-cash compensation	(1,760)	(1,920)
Clearing conversion expense	(299)	-

Net loss	$(4,403)	$(6,241)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for gains or losses on sales of assets, non-cash compensation expense and clearing conversion expense is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-cash and non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not indicative of its core operating performance, such as expenses related to Investacorp’s conversion to a single clearing firm as part of a new seven-year clearing agreement, or do not involve a cash outlay, such as stock-related compensation. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

Dr. Phillip Frost, Chairman of Ladenburg, said, “We are pleased to report a significant increase in revenue over the prior-year period as a result of continued growth in both our Ladenburg and independent brokerage and advisory services businesses. Client assets now exceed $20 billion as a result of improving market conditions and recruiting efforts. We now have over 1,000 financial advisors at Ladenburg, Investacorp and Triad, who will all benefit from our recent agreement to acquire Premier Trust, a Nevada-chartered trust company, with over $520 million of assets under administration.”

Richard Lampen, President and Chief Executive Officer of Ladenburg, added, “Investment banking activity continues to accelerate, and Ladenburg’s capital markets group remains active. So far in 2010, Ladenburg has underwritten 14 offerings which raised $2 billion and has placed three PIPE offerings which raised approximately $45 million for clients in healthcare, biotechnology and other industries. We believe Ladenburg is well positioned to make the most of opportunities in the marketplace.”

About Ladenburg

Ladenburg Thalmann Financial Services is engaged in investment banking, equity research, institutional sales and trading, independent brokerage and advisory services and asset management services through its principal subsidiaries, Ladenburg Thalmann & Co. Inc., Investacorp, Inc. and Triad Advisors, Inc. Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm providing services principally for middle market and emerging growth companies and high net worth individuals. Investacorp, Inc., a leading independent broker-dealer headquartered in Miami Lakes, Florida, has been serving the independent registered representative community since 1978 and has approximately 450 independent financial advisors nationwide. Founded in 1998, Triad Advisors, Inc. is a leading independent broker-dealer and registered investment advisor headquartered in Norcross, Georgia that offers a broad menu of products, services and total wealth management solutions to approximately 540 independent financial advisors nationwide. Ladenburg Thalmann Financial Services is based in Miami, Florida. Ladenburg Thalmann & Co. is based in New York City, with regional offices in Miami and Boca Raton, Florida; Melville, New York; Lincolnshire, Illinois; Los Angeles, California; and Princeton, New Jersey. For more information or to sign up to receive timely e-mail news alerts from Ladenburg Thalmann Financial Services, please visit www.ladenburg.com/info.

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This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial results and profitability, statements regarding future growth, statements regarding growth of the independent brokerage and advisory area, statements regarding expected benefits from acquisitions and statements regarding our investment banking business. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

[Financial Table Follows]

LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2010	2009
	(unaudited)
Revenues:
Commissions and fees	$36,428	$26,771
Investment banking	4,586	4,013
Asset management	611	455
Principal transactions	291	(296)
Interest and dividends	126	1,036
Other income	1,929	1,311

Total revenues	43,971	33,290

Expenses:
Commissions and fees	26,926	18,431
Compensation and benefits	11,339	9,910
Non-cash compensation	1,760	1,920
Brokerage, communication and clearance fees	1,584	1,716
Rent and occupancy, net of sublease revenue	876	1,391
Professional services	1,112	2,059
Interest	956	1,128
Depreciation and amortization	914	939
Other	2,668	1,796

Total expenses	48,135	39,290

Loss before income taxes	(4,164)	(6,000)
Income tax expense	239	241

Net loss	$(4,403)	$(6,241)

Net loss per common share (basic and diluted).	$(0.03)	$(0.04)

Weighted average common shares used in computation of per share data:
Basic	167,893,655	171,727,332

Diluted	167,893,655	171,727,332